Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-130175 and 333-145969 on Form S-8 of our report dated June 23, 2015, relating to the financial statements and financial statement schedules of the Viad Corp Capital Accumulation Plan, appearing in this Annual Report on Form 11-K of the Viad Corp Capital Accumulation Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
June 23, 2015